Exhibit 10.4

TECHNOLOGY LICENSE AND SOFTWARE DEVELOPMENT AGREEMENT

THIS TECHNOLOGY LICENSE AND SOFTWARE DEVELOPMENT AGREEMENT (“the Agreement”) effective as of October 4, 2024 (the “Effective Date”) is entered into by and between VERSUS SYSTEMS, INC., a British Columbia corporation (“Licensor”) and ASPIS CYBER TECHNOLOGIES, INC., a Delaware corporation (“ASPIS”).

WHEREAS, Licensor has developed certain technologies that comprise ASPIS’s Gamification, Engagement and QR Code Technology for Mobile Platforms technology (the “Technologies”) and has all right, title, and interest related to the intellectual property related to such Technologies.

WHEREAS, ASPIS is a Cloud Based Mobile Endpoint Cyber Security Technology Company for Anti Tapping, Antihacking within the Government, Finance, Gaming and Social Media sectors and who wishes to utilized the Company’s Gamification, Engagement and QR Code Technology for Mobile Platforms who has existing Agreements to provide cybersecurity technology for existing clients that include governments, municipalities, commercial and consumers and has all right, title, and interest related to the intellectual property related to such Technologies;

WHEREAS, as consideration for ongoing technology business services and Technology support related to ASPIS’s business, ASPIS desires to license and further develop the Technologies from Licensor and Licensor desires to license and further develop Technologies on behalf of ASPIS, pursuant to the terms and conditions contained herein.

NOW, THEREFORE, as consideration for the mutual premises and other covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	GRANT OF LICENSE

1.1 License. Subject to the terms of this Agreement, Licensor hereby grants to ASPIS, and ASPIS hereby accepts, a perpetual, non-exclusive, non-transferable (except as provided herein) license to use, incorporate, modify and enhance the Technologies in the use of ASPIS’s Website business, including without limitation, ASPIS’s ability to license portions of the Technologies to third-parties.

1.2 Development/Modifications of the Technologies. Licensor will coordinate with ASPIS beginning on the Effective Date to coordinate ASPIS’s requirements and use and required technology modifications, improvements and developments to the Technologies (the “Modified Technologies”). The development of the Modified Technologies will be at ASPIS’s expense. Licensor will own the Modified Technologies and the ASPIS will have an exclusive license in the cybersecurity industry to use the Modified Technologies. so long as it continues to pay the License Fees (defined below).

1.3 Proprietary Marks, Legends and, Notices. ASPIS shall not remove any proprietary marks, legends, and patent, and copyright notices that appear on the Technologies or the Modified Technologies without Licensor’s prior written permission, including any users’ manuals, handbooks, and other written or electronic material relating to the Technologies. ASPIS is not required to provide marks, legends, and patent, and copyright notices on its technology except as is legally required.

2.	LICENSE FEES AND PAYMENT TERMS

2.1 License Fees. ASPIS shall pay to Licensor a license fee beginning January 30 (for the January license fee), 2025 of One Hundred and Sixty Five Thousand Dollars (US$165,000) (the “License Fee”).

2.2 Payment Terms. Except for the month of January, 2025, ASPIS shall make payment of the License Fee by the fifth day of each month. All payments shall be made in U.S. Dollars by wire transfer.

3.	TERM AND TERMINATION

3.1 This Agreement shall have an initial term of one (1) year from the Effective Date. The initial term shall be renewed for successive renewal terms of one (1) year each upon ASPIS’s written approval. ASPIS can terminate this Agreement by discontinuing its use of the Technologies and the Modified Technologies. Any technology specifically built for ASPIS is exclusive to ASPIS for the cybersecurity industry. Licensor may only terminate this Agreement at the end of the initial term or at the end of any subsequent term, by providing ninety days (90) written notice of its intent to terminate. Neither party shall be responsible to the other for any losses arising out of termination.

3.2 ASPIS may terminate the License granted herein at any time, in whole or in part, on three month’s written notice to Licensor.

3.3 ASPIS shall have the right to terminate this Agreement, or any License granted hereunder, in the event of a breach hereof by Licensor but Licensor have no right of termination or injunctive relief until after Licensor shall have given Aspis notice, of any alleged breach hereof by Aspis, and Aspis shall have a period of thirty (30) days after the date of termination notice within which to cure such breach (the “Cure Period”).

4.	DEVELOPMENT AND SUPPORT

4.1 Development. Licensor shall provide specific development support services to ASPIS as will be defined and technology build out plan. ASPIS and Licensor shall meet to discuss the development of additional functionality for the Technologies regularly as needed. After such meeting, Licensor and ASPIS shall develop a mutually agreeable timetable.

4.2 Assignment of Innovations. ASPIS will not have an obligation to assign all of its rights in future innovations related to the Modified Technologies. Licensor understands and agrees that ASPIS operates in a highly secure environment and that all technology innovations must remain confidential and top secret. ASPIS understands that the Technologies and all updates, fixes, and innovations to the Technology, remain the property of Licensor, and the Modified Technologies will be the property of ASPIS for its exclusive use in the cybersecurity industry.

5.	LIMITED WARRANTY

5.1 Intellectual Property Rights. Licensor has all Intellectual Property Rights necessary to license its existing Technologies to ASPIS in accordance with the terms of this Agreement.

5.2 Limitations. The foregoing warranties apply only to ASPIS. Licensor makes no warranties, express or implied, to any third parties. Licensor shall provide warranty service only for the most current version of the Technologies. Licensor shall have no obligation to provide warranty services if any Material Defect in the Technologies is caused by: (i) a malfunction of hardware or software not supplied by Licensor; (ii) modification of the Technologies by any person or entity other than Licensor; (iii) operator error; (iv) use of the Technologies that is not in accordance with the operating instructions for the Technologies; or (v) accident, abuse, misapplication, hackers, Internet viruses, acts of war, terrorism or force majeure.

5.3 Disclaimer. EXCEPT FOR LICENSOR’S EXPRESS WARRANTIES STATED HEREIN, TECHNOLOGIES IS PROVIDED “AS IS” WITHOUT ANY WARRANTY WHATSOEVER. LICENSOR AND ITS LICENSORS DISCLAIM ALL IMPLIED WARRANTIES WITH RESPECT TO THE TECHNOLOGIES, INCLUDING WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5.4 Limitation of Liability. LICENSOR’S LIABILITY ARISING OUT OF THIS AGREEMENT OR LICENSING OF THE TECHNOLOGIES SHALL BE LIMITED TO THE LICENSE FEES PAID BY ASPIS DURING THE SIX (6) MONTH PERIOD PRECEDING THE EVENT GIVING RISE TO LICENSOR’S LIABILITY. IN NO EVENT SHALL LICENSOR BE LIABLE TO ASPIS OR ANY OTHER PERSON OR ENTITY FOR ANY EXEMPLARY, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, OR FOR ANY LOST PROFITS, BUSINESS INTERRUPTION, OR LOSS OF BUSINESS INFORMATION, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, AND WHETHER OR NOT LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOR SHALL ANY LICENSOR OF LICENSOR BE LIABLE FOR ANY DIRECT OR OTHER DAMAGES OF ANY KIND WHATSOEVER, ARISING OUT OF THE USE OF THE PRODUCTS PROVIDED PURSUANT TO THIS AGREEMENT. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

6.	OWNERSHIP, INTELLECTUAL PROPERTY RIGHTS AND TRADEMARKS

6.1 Ownership and Intellectual Property Rights. ASPIS hereby acknowledges Licensor’s exclusive ownership of its existing technology, title and interest in the Intellectual Property Rights and Marks and Trademarks as defined herein. Licensor and ASPIS agree that Licensor retains ownership of its existing technology, along with all updates, fixes, and innovations not otherwise becoming Modified Technologies and all forms of Intellectual Property Rights in the Confidential Information and Technologies related to Modified Technologies specific to ASPIS are for the specific use for ASPIS in the cybersecurity industry. As used herein, the term “Intellectual Property Rights” includes without limitation all right, title, and interest in and to all existing (i) Letters Patent and all filed, pending or potential applications for Letters Patent, including any reissue, reexamination, division, continuation or continuation- in-part applications throughout the world now or hereafter filed; (ii) trade secret rights and equivalent rights arising under the common law, state law, federal law and laws of foreign countries; (iii) copyrights, mask works, other literary property or authors rights, whether or not protected by copyright or as a mask work, under common law, state law, federal law and laws of foreign countries; and (iv) proprietary indicia, trademarks, tradenames, symbols, logos and/or brand names under common law, state law, federal law and laws of foreign countries. Licensor agrees to and understands that any Intellectual Property Rights related to newly developed technology paid for and developed specific for ASPIS IP or hereafter possess in the Confidential Information and the Technologies and agrees to execute all documents, and take all actions, that may be necessary to confirm such rights.

6.2 Use of Marks. As used herein, the terms “Marks” or “Trade Marks” mean all proprietary indicia, trademarks, tradenames, symbols, logos and/or brand names Licensor may adopt from time to time to identify Licensor, its products, or any related parties or materials. At no time during or after the term of the Agreement shall ASPIS challenge or assist others to challenge Licensor’s Intellectual Property Rights in the Marks or the registration thereof or attempt to register any trademarks, tradenames, or other proprietary indicia confusingly similar to the Marks, nor shall the authorized use of the Marks or Trademarks create in ASPIS’s favor any right or interest in the Licensor Marks or Trademarks.

6.3 Quality Control. All representations of the Marks that ASPIS intends to use if any, shall be exact copies of those used by Licensor or shall first be submitted to Licensor for prior written approval of design, color, and other details. Upon reasonable notice and request, Licensor may inspect copies of the Technologies and other materials on which the Marks are used so that Licensor may monitor the quality of the products bearing the Marks.

6.4	Preservation of License in Bankruptcy.

(a) If Licensor should file a petition under the bankruptcy laws or any debtor protection laws, or if any involuntary petition shall be filed against. Licensor, Licensee shall be protected in the continued enjoyment of its, rights as licensee hereunder to the maximum feasible extent including, without limitation, if Licensee so elects, the protection conferred upon licensees under Section 365(n) of Title 11 of the U.S. Code, or any similar provision of any applicable law. Licensor shall give ASPIS reasonable prior notice of the filing of any voluntary petition, and prompt notice of the filing of any involuntary petition, under any bankruptcy laws or debtor protection laws.

(b) Any Patents as well as the License granted herein shall be deemed to be “intellectual property” as that term is defined in Section 101(56) of Tile 11 of the U.S. Code or any successor provision.

6.5 Audit Rights. ASPIS shall have the right on reasonable notice to Licensor and at ASPIS’s expense to audit the Licensor’s records pertaining to this License to ensure compliance with all terms hereof.

7.	CONFIDENTIALITY.

As used in this Agreement, “Confidential Information” shall mean all information that is disclosed by Licensor to ASPIS, including without limitation, hardware and software designs, product specifications and documentation, trade secrets, business and product plans, marketing information, know-how and other confidential business information. Confidential Information shall not include information which: (i) is or becomes public knowledge without any action by, or involvement of, the receiving party; (ii) is disclosed by the receiving party with the prior written approval of Licensor; or (iii) is disclosed pursuant to any judicial or governmental order, rule or regulation or judicial or administrative proceeding or request; provided that the receiving party gives Licensor sufficient prior notice to contest such order. ASPIS shall not disclose, or permit any third party or entity access to, the Confidential Information (or any portion thereof) without prior written permission of Licensor (except such disclosure or access which is required to perform any obligations under this Agreement). ASPIS shall insure that any employees, or any third parties who receive access to the Confidential Information, are advised of the confidential and proprietary nature thereof and are prohibited from copying, utilizing or otherwise revealing the Confidential Information. Without limiting the foregoing, ASPIS agrees to employ with regard to the Confidential Information procedures no less restrictive than the strictest procedures used by it to protect its own confidential and proprietary information, but not less than reasonable care.

8.	NOTIFICATION OF CLAIMS OR UNAUTHORIZED USE

ASPIS shall promptly notify Licensor in writing upon: (i) receipt of any notice of any claims by third parties that might affect the rights of Licensor or any of its licensors in the Technologies and (ii) its discovery of any unauthorized use or infringement of the Confidential Information, the Technologies or Licensor’s Intellectual Property Rights with respect thereto. Licensor shall have the sole and exclusive right to bring an infringement action or proceeding against infringing third party, and, in the event that Licensor brings such an action or proceeding, ASPIS shall cooperate and provide full information and assistance to Licensor and its counsel in connection with any such action or proceeding.

9.	INDEMNIFICATION BY ASPIS

ASPIS shall protect, defend, indemnify, and hold Licensor harmless, at its expense, from any and all claims, demands, liabilities, obligations, deficiencies, losses, damages, actions, suits, proceedings, assessments, judgments or settlements, including all reasonable costs and expenses related thereto such as attorneys’ fees, that arise from or are connected with the development, modification, use and distribution of the Technologies by ASPIS including, but not limited to, any unauthorized reproduction, warranty violations, maintenance, defects in design, workmanship, materials or otherwise or any misrepresentation or covenant or agreement on the part of ASPIS relating to the Technologies.

10.	GENERAL PROVISIONS

10.1 Compliance with Laws of Other Jurisdictions. ASPIS shall comply with all laws, legislation, rules, regulations, governmental requirements and industry standards with respect to the Technologies, and the performance by ASPIS of its obligations hereunder, existing in any jurisdiction into which ASPIS directly or indirectly uses the Technologies.

10.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its choice of law provisions.

10.3 Cost, Expenses and Attorneys’ Fees. If either party commences any action or proceeding against the other party to enforce or interpret this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party the actual costs, expenses and reasonable attorney’s fees, incurred by such prevailing party in connection with such action or proceeding and in connection with obtaining and enforcing any judgment or order thereby obtained.

10.4 Assignment. This Agreement, and the rights and obligations hereunder, may not be assigned, in whole or in part by ASPIS, except to a successor to the whole of ASPIS’s business, without the prior written consent of Licensor. In the case of any permitted assignments or transfer this Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

10.5 Notices. Except as otherwise provided herein, all notices regarding obligations under this Agreement shall be in writing and either personally delivered or sent via facsimile, email or certified mail, postage prepaid and return receipt requested addressed, to such other party at the address specified on the first page.

10.6 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof. No waiver, consent or modification of terms of this Agreement shall bind either party unless in writing and signed by both parties, and then such waiver, consent or modification shall be effective only in the specific instance and for the specific purpose given. ASPIS shall not be construed as a third-party beneficiary of any agreement between Licensor and any of its licensors.

IN WITNESS WHEREOF, the parties, as of the Effective Date, have caused this Agreement to be executed by their duly authorized representatives.

VERSUS SYSTEMS, INC.		ASPIS CYBER TECHNOLOGIES, INC.

By:	/s/ Curtis Wolfe	By:	/s/ Brian Giammarella
Name:	Curtis Wolfe	Name:	Brian Giammarella
Title:	Chief Executive Officer	Title:	Executive Vice President

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